Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13D, dated December 5, 2014, with respect to the Common Stock of Cocrystal Pharma, Inc. is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13(d) under the Securities Exchange Act of 1934, as amended.

December 5, 2014	/s/ Raymond F. Schinazi
Date	Raymond F. Schinazi

December 5, 2014	/s/ Phillip Frost, M.D.
Date	Phillip Frost, M.D.

December 5, 2014	Frost Gamma Investments Trust By: /s/ Phillip Frost, M.D.
Date	Phillip Frost, M.D., Trustee

December 5, 2014	OPKO Health, Inc. By: /s/ Phillip Frost, M.D.
Date	Phillip Frost, M.D., Chief Executive Officer

December 5, 2014	Bracrystal Pharmaceuticals, LLC By: /s/ Vinzenz Ploerer
Date	Vinzenz Ploerer, President and Chief Executive Officer

December 5, 2014	/s/ Gary Wilcox
Date	Gary Wilcox

December 5, 2014	/s/ Roger Kornberg
Date	Roger Kornberg

December 5, 2014	/s/ Sam Lee
Date	Sam Lee

December 5, 2014	/s/ Steven D. Rubin
Date	Steven Rubin